Exhibit B-202


                            ARTICLE OF INCORPORATION
                                       OF
                           HAWKEYE CONSTRUCTION, INC.


      KNOW ALL MEN BY THESE PRESENTS: That I, Steven H. Smith, do hereby form a corporation under and by virtue of the Oregon Business Corporation Act.

                                   ARTICLE I.

      The name of this corporation and by which it shall be know is:

                           HAWKEYE CONSTRUCTION, INC.

                                   ARTICLE II.

      The duration of this corporation shall be perpetual.

                                  ARTICLE III.

      The purposes for which this corporation is organized and the nature of the business to be transacted, promoted or carried on by this corporation are, and shall be, as follows:

      (1) To engage in all aspects of the electrical construction contracting business.

      (2) To purchase real estate and to erect buildings for its own use and to own, manage, operate, lease, buy and sell buildings and real property of every kind and character and wheresoever situated.

      (3) To develop, apply for and to acquire by purchase or otherwise, and to own, control and operate under Letters Patent issued by the United States or by the government of any other country whatsoever, securing any inventions or improvements and any licenses or shop rights under any such Letters Patent which may be deemed necessary, convenient, expedient or useful in the prosecution of its business, and to sell such patents or patented rights, or to grant licenses or shop rights thereunder to others.



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      (4) To purchase,  acquire,  sell, deal in or otherwise dispose of personal property of every kind and character whatsoever.

      (5) To borrow or lend money, and to give or obtain the necessary security therefore by pledging any property of the corporation upon the unsecured note of said corporation, or by any other method or obtaining credit that the directors and the officers of the corporation may deem necessary or proper.

      (6) To purchase, subscribe for or otherwise acquire and to own, hold, sell, assign, or transfer shares of capital stock of corporations, and to exercise the rights of a shareholder therein; and, specifically, to acquire, own, hold, sell or otherwise dispose of this company's own shares of stock in accordance with the laws of the State of Oregon.

      (7) To do each and everything necessary, suitable, or proper, for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or which at any time appear conductive to or expedient for the protection of this corporation and/or to act in all related matters in the same way and to so act in any part of the world.

      (8) The foregoing enumeration of specific powers is not intended, and shall not be held to limit or restrict in any manner the general powers of the corporation under the laws of the State of Oregon, and the said corporation shall have the power to carry on any other business or operation which may seen to the board of directors capable of being conveniently carried on in connection with the business, objects and matters hereinabove named, or in the furtherance thereof, or which tend to enhance the value or usefulness of its property or rights, or which may be useful, convenient, necessary or advisable to advance, carry out, in any way developer to any extent effectuate the purposes of this corporation.

                                   ARTICLE IV.

      The aggregate number of shares which this corporation shall have authority to issue is 1,000 shares of no par value stock.



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                                   ARTICLE V.

      The bylaws of this corporation may only be amended by the affirmative vote of a majority of the shares then entitled to vote.

                                   ARTICLE VI.

      The address of the initial registered office of the corporation is 1211 S.W. Fifth Avenue, Suite 593, Portland, Oregon 97204 and the name of its initial registered agent at such address is Steven H. Smith

                                  ARTICLE VII.

      The number of directors constituting the initial board of directors of the corporation, who shall serve until the first annual meeting of the shareholders and until their successors shall have been elected and qualified, is one director and her name and address is as follows:

      Kay F. Hankins          1926 North Canyon
                              Redmond, Oregon 97756

                                  ARTICLE VIII.

      The name and address of the incorporator of this corporation is as follows:

      Steven H. Smith   1211 S.W. Fifth Avenue, Suite 593
                        Portland, Oregon 97204


      IN WITNESS WHEREOF, I the above named Incorporator, have hereunto set my hand to these Articles of Incorporation in duplicate this 5th day of September, 1984.


                                 Steven H. Smith


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      STATE OF OREGON         )
                              )ss.
      County of Multnomah     )

      I, Steven H. Smith, being first duly sworn, upon my oath depose and say that I am the Incorporator above named and that the foregoing Articles of Incorporation are true as I verily believe.



                              ----------------
                              Steven H. Smith

      SUBSCRIBED AND SWORN to before me this 5th day or September, 1984.


                              -----------------
                              Shaaneu E. Owens
                              Notary Public for Oregon
                              My Commission Expires 5-24-88
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